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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 9, 2007

                              ANDOVER MEDICAL, INC.
                          ----------------------------
                          (Exact name of registrant as
                            specified in its charter)


          Delaware                      333-128526              51-0459931
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


  510 Turnpike Street, Ste. 204
        N. Andover, MA                                          01845
-------------------------------                                ----------
(Address of principal executive                                (Zip Code)
           offices)


                         Registrant's telephone number,
                      including area code: (978) 557-1001


                                       N/A
                       ----------------------------------
                       (Former name or former address, if
                           changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     (b) Resignation of Frank Magliochetti, Jr., as CEO and Chairman. On March 9, 2007, the Board of Directors of Andover Medical, Inc. (the "Company") accepted the resignation of Frank P. Magliochetti, Jr. as the Company's Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Magliochetti resigned for personal reasons. He intends to irrevocably transfer all of his shares beneficially owned of the Company's capital stock to a foundation he is establishing for colorectal cancer, of which his wife is currently suffering.

     (c) Appointment of Edwin A. Reilly as CEO and Chairman. On March 9, 2007, the Board of Directors of the Company elected Edwin A. Reilly, currently serving as President and Chief Operating Officer under a three-year employment agreement entered into on December 20, 2006, as the new CEO and Chairman of the Board. No changes have been made to Mr. Reilly's compensation arrangements. No replacement for Mr. Reilly has been named.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS - None


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007                         ANDOVER MEDICAL, INC.


                                            By: /s/ Edwin A. Reilly
                                                 -----------------------
                                            Name:  Edwin A. Reilly
                                            Title: CEO




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